UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2025

HALL OF FAME RESORT & ENTERTAINMENT COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-38363	84-3235695
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2014 Champions Gateway, Suite 100
Canton, OH 44708
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (330) 458-9176

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	HOFV	OTC Pink Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Introductory Note

On December 31, 2025, Hall of Fame Resort & Entertainment Company, a Delaware corporation (the “Company”), HOFV Holdings, LLC, a Delaware limited liability company (“Parent”), Omaha Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”, and together with Parent, the “Buyer Parties”), and CH Capital Lending, LLC, a Delaware limited liability company (“CHCL”), completed the transactions contemplated by the previously announced Agreement and Plan of Merger, dated as of May 7, 2025 (the “Merger Agreement”) by and among the Company, Parent, Merger Sub, and CHCL, solely as guarantor of certain of Parent’s obligations. Parent and Merger Sub are affiliates of Industrial Realty Group, LLC (“IRG”). The Company’s director Stuart Lichter is the President and Chairman of the Board of Directors of IRG. Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as a subsidiary of Parent.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference in this Item 2.01.

At the Effective Time, in accordance with the terms set forth in the Merger Agreement, (a) each issued and outstanding share of common stock of the Company, par value $0.0001 per share (the “Company Common Stock”), as of immediately prior to the Effective Time (other than Owned Company Shares (as defined below) or dissenting shares) was converted into the right to receive $0.90 in cash without interest and subject to applicable withholding (the “Merger Consideration”), (b) each share of Company Common Stock held in the treasury of the Company, any shares of Company Common Stock owned by the Buyer Parties, and any shares of Company Common Stock owned by affiliates of the Buyer Parties immediately prior to the Effective Time (collectively, “Owned Company Shares”) were automatically canceled and ceased to exist without any conversion thereof or consideration paid therefor, and (c) each share of 7.00% Series A Cumulative Redeemable Preferred Stock, par value $0.0001 per share, of the Company and each share of 7.00% Series C Convertible Preferred Stock, par value $0.0001 per share, of the Company immediately prior to the Effective Time were automatically canceled and ceased to exist without any conversion thereof or consideration paid therefor.

In addition, pursuant to the Merger Agreement, in accordance with the terms set forth therein and unless otherwise agreed in writing between Parent and the applicable holder, at the Effective Time:

•
Each outstanding award of restricted stock units covering shares of Company Common Stock that was governed under any Company Equity Plan (as defined by the Merger Agreement) (“Company RSUs”) were cancelled and converted into the right to receive an amount in cash, without interest and subject to applicable withholding, equal to the product obtained by multiplying (a) the number of shares of Company Common Stock subject to such Company RSUs by (b) the Merger Consideration.

•
Each Private Warrant and Series X Warrant (in each case, as defined by the Merger Agreement), other than warrants owned by any affiliate of the Buyer Parties (which were cancelled and extinguished without any consideration paid therefor) that is outstanding and unexercised immediately prior to the Effective Time, by virtue of the Merger, automatically and without any action on the part of Parent, Merger Sub, the Company or the holder thereof, ceased to represent a Private Warrant or Series X Warrant, as applicable, exercisable for Company Common Stock and became a warrant exercisable for the Merger Consideration that such holder would have received if such holder had exercised its Private Warrants or Series X Warrants, as applicable, immediately prior to the Effective Time. The Merger Agreement provides holders of such warrants exercisable for the Merger Consideration will have 30 days following public disclosure of the consummation of the Merger to exercise such warrants and receive the Merger Consideration. Since the Merger Consideration is all cash and the Merger Consideration payable upon exercise of the Private Warrants and the Series X Warrants is less than the applicable exercise price of the Private Warrants and the Series X Warrants, holders of such warrants would receive less cash than the exercise price thereof upon exercise thereof.

As a result of the completion of the Merger, the Company became a subsidiary of Parent. Parent funded the aggregate Merger Consideration through equity financing.

The foregoing description of the Merger, the Merger Agreement and the other transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on May 8, 2025, which is incorporated by reference herein.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note and in Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.01.

On December 31, 2025, the Company notified the Financial Industry Regulatory Authority, Inc. that the Merger had been completed and requested that the OTC Markets Group, Inc. (the “OTC”) suspend trading of Company Common Stock prior to the opening of trading on January 2, 2026. As a result, the shares of Company Common Stock will no longer be listed on the OTC.

The Company intends to file a certification on Form 15 with the SEC requesting the termination of registration of all shares of Company Common Stock and warrants to purchase Company Common Stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to all shares of Company Common Stock and warrants to purchase Company Common Stock.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and in Items 2.01, 3.01, and 5.03 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.

As a result of the Merger, each share of Company Common Stock that was issued and outstanding immediately prior to the Effective Time (except as described in Item 2.01 of this Current Report on Form 8-K) was automatically cancelled and exchanged, at the Effective Time, into the right to receive the Merger Consideration. Accordingly, at the Effective Time, the holders of such shares of Company Common Stock ceased to have any rights as shareholders of the Company, other than the right to receive the Merger Consideration.

Item 5.01.	Changes in Control of Registrant.

The information set forth in the Introductory Note and in Items 2.01, 3.01, 3.03, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference in this Item 5.01.

As a result of the Merger, at the Effective Time, a change of control of the Company occurred, and the Company became a subsidiary of Parent.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note and in Items 2.01 and 5.01 of this Current Report on Form 8-K is incorporated by reference in this Item 5.02.

Pursuant to the Merger Agreement, at the Effective Time, Karl L. Holz, Marcus LaMarr Allen, Anthony J. Buzzelli, David Dennis, Mary Owen, and Kimberly K. Schaefer each resigned from the Board and from any and all committees of the Board on which they served.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information contained in the Introductory Note and in Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 5.03.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the Company’s Fourth Amended and Restated Certificate of Incorporation, as in effect immediately prior to the Effective Time, was amended and restated in its entirety as the Second Amended and Restated Certificate of Incorporation of the Company (the “Charter”). A copy of the Charter is attached hereto as Exhibit 3.1 and is incorporated herein by reference. Additionally, pursuant to the terms of the Merger Agreement, at the Effective Time, the Company’s Amended and Restated Bylaws, as in effect immediately prior to the Effective Time, were amended and restated in their entirety to be in the form of the bylaws of Merger Sub as in effect immediately prior to the Effective Time of the Merger, except that references to Merger Sub’s name were replaced with references to the Company’s name (the “Bylaws”). A copy of the Bylaws is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated as of May 7, 2025, by and among HOFV Holdings, LLC, Omaha Merger Sub, Inc., Hall of Fame Resort & Entertainment Company, and CH Capital Lending, LLC  (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on May 8, 2025).

3.1	Second Amended and Restated Certificate of Incorporation of Hall of Fame Resort & Entertainment Company, dated as of December 31, 2025.
3.2	Second Amended and Restated Bylaws of Hall of Fame Resort & Entertainment Company, dated as of December 31, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALL OF FAME RESORT & ENTERTAINMENT COMPANY

	By:	/s/ Lisa Gould
		Name:	Lisa Gould
		Title:	Interim Chief Executive Officer

Dated: December 31, 2025